EXHIBIT 10.1

                            DEBT CONVERSION AGREEMENT

      This Debt Conversion Agreement (the "Agreement"), dated as of November 22, 2005, is entered into by and between LEXICON UNITED INCORPORATED, a Delaware corporation having an address at 4500 Steiner Ranch Blvd, Suite 1708, Austin, Texas 78732 (the "Company") and Keyano Invest Inc. (the "Creditor").

BACKGROUND

      On August 12, 2004, the Company issued a convertible promissory note to the Creditor in the amount of $1,000,000 with a simple interest rate of 5% per annum and a maturity date of August 12, 2007 (the "Note"). Under the terms of the Note, the principal and all accrued interest is convertible to the common stock of the Company at a conversion price of $0.25. As a result of a one-for-four reverse split of the Company's common stock that became effective on June 28, 2005, the conversion price of the Note became effectively $1.00. To date, a total of $1,063,750 in principal and accrued interest remains outstanding under the Note. In order to induce the Creditor to convert the Note immediately, the Company is reducing the conversion price of the Note from $1.00 to $0.20 in consideration for the cancellation of the Note and the release of the Company from all of its obligations under the Note.

      Now, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

      1. Issuance of the Shares. As soon as practicable after the date hereof, the Company shall issue shares of the Company's common stock to the Creditor at a rate of Twenty (USD $0.20) Cents per share, or Five shares of the Company's common stock for every One (USD$1.00) dollar (the "Shares") in consideration of the Creditor's releases of the Company's obligation to repay the Note and in consideration of the release set forth in Section 2 hereof. The Creditor hereby acknowledges that the Shares shall constitute restricted stock and will contain the standard legend that refers to the transfer restrictions of the Securities Act of 1933, as amended.

      2. Release. In consideration of the issuance of the Shares as specified in
Section 1 hereof and for such other good and valuable consideration, the Creditor shall release and forever discharge the Company, its subsidiaries and affiliates (collectively, the "Releasees") from the Releasees' obligation (the "Obligation") to repay the Note, including the principal, accrued interest, fees or any other amounts payable thereunder and the Creditor shall not bring or pursue any judicial, quasi-judicial or administrative action against any of the Releasees for any reason whatsoever arising out of or otherwise relating to the Obligation. The Creditor hereby acknowledges and agrees that it has not already filed or otherwise commenced any such action. All of rights and obligations of the Creditor relating to the Obligation will be governed solely by this Agreement.

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      3. Miscellaneous. The parties hereto, without the need for any additional consideration, agree to execute such other and further instruments, documents and agreements and to perform such other acts as may be reasonably required to effectuate the purposes of this Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and may not be amended, modified or supplemented except by a written instrument signed by all of the parties hereto. This Agreement shall be governed by and construed according to the laws of the State of New York without regard to the conflicts of law principles thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this letter agreement is legal, valid and binding execution and delivery for all purposes.

                            [Signature Page Follows]

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                               LEXICON UNITED INCORPORATED

                               By:
                                   ----------------------------------------
                                   Name: Elie Saltoun
                                   Title: Chief Executive Officer and President

                               KEYANO INVEST INC.

                               By:
                                   ----------------------------------------
                                   Name:
                                   Title: